UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 3, 2011

Anadys Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50632	22-3193172
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5871 Oberlin Drive, Suite 200, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 530-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 3, 2011, Steven H. Holtzman provided notice of his resignation from our Board of Directors, effective January 4, 2011, in light of his appointment as Executive Vice President, Corporate Development of Biogen Idec Inc. and the associated time constraints. Mr. Holtzman had served as Chairman of our Board of Directors and as Chairman of the Compensation Committee. Stelios Papadopoulos, Ph.D., a current member of our Board of Directors, has been appointed as Chairman of the Board and Marios Fotiadis, also a current member of our Board of Directors, has been appointed as Chairman of the Compensation Committee.

(d) Also effective January 4, 2011, James L. Freddo, M.D. was appointed by our Board of Directors as a member of the Board of Directors. Dr. Freddo is our current Senior Vice President, Drug Development and Chief Medical Officer and will continue to serve in that role.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anadys Pharmaceuticals, Inc.

January 6, 2011	By:	/s/ Peter T. Slover

Name: Peter T. Slover
Title: Vice President, Finance and Operations